Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name(a)	State or Country of Incorporation	Names Under Which Company Or Subsidiaries Do Business

PACCAR of Canada Ltd.	Canada	PACCAR of Canada Ltd.

Canadian Kenworth Co.

Peterbilt of Canada

PACCAR Parts of Canada

PACCAR Leasing of Canada a division of PACCAR of Canada Ltd.

PACCAR Australia Pty. Ltd.	Australia	PACCAR Australia Pty. Ltd.

Kenworth Trucks

DAF Trucks Australia

PACCAR Financial Pty. Ltd.	Australia	PACCAR Financial Pty. Ltd.

PACCAR U.K. Ltd.	Delaware	PACCAR U.K. Ltd.

Foden Trucks

PACCAR Mexico, S.A. de C.V.	Mexico	PACCAR Mexico, S.A. de C.V.
KENFABRICA, S.A. de C.V.
Kenworth Mexicana S.A. de C.V.
PACCAR Parts Mexico S.A. de C.V.
PACCAR Capital Mexico S.A. de C.V.
PacLease Mexicana S.A. de C.V.

DAF Trucks, N.V.(a)(b)	Netherlands	DAF Trucks, N.V.

DAF Trucks Vlaanderen N.V.(c)	Belgium	DAF Trucks Vlaanderen N.V.

DAF Trucks Ltd.(c)	United Kingdom	DAF Trucks Ltd.

DAF Trucks Deutschland GmbH(c)	Germany	DAF Trucks Deutschland GmbH

DAF Trucks France, S.A.R.L.(c)	France	DAF Trucks France, S.A.R.L.

DAF Vehiculos Industriales S.A.(c)	Spain	DAF Vehiculos Industriales S.A.

DAF Velcoli Industriali S.p.A.(c)	Italy	DAF Velcoli Industriali S.p.A.

PACCAR Parts U.K. Limited (d)	England and Wales	PACCAR Parts U.K. Limited

Leyland Trucks Limited(e)	England and Wales	Leyland Trucks Limited

PACCAR Financial Services Corp.	Washington	PACCAR Financial Services Corp.

PACCAR Financial Corp. (f)	Washington	PACCAR Financial Corp.
PACCAR Leasing Company
PacLease

PACCAR Financial Services Ltd.	Canada	PACCAR Financial Services Ltd.

PACCAR Financial Ltd. (g)	Canada	PACCAR Financial Ltd.

Name(a)	State or Country of Incorporation	Names Under Which Company Or Subsidiaries Do Business

PACCAR Sales North America, Inc.	Delaware	PACCAR Sales North America, Inc

PACCAR Holding B.V.(h)	Netherlands	PACCAR Holding B.V.

PACCAR Financial Europe B.V. (b)	Netherlands	PACCAR Financial Europe B.V.

PACCAR Financial Holdings Europe B.V. (i)	Netherlands	PACCAR Financial Holdings Europe B.V.

PACCAR Financial Belux BVBA (j)	Belgium	PACCAR Financial Belux BVBA

PACCAR Financial	Germany	PACCAR Financial

Deutschland GmbH (j)		Deutschland GmbH

PACCAR Financial Espana S.r.l. (j)	Spain	PACCAR Financial Espana S.r.l.

PACCAR Financial France S.A.S. (j)	France	PACCAR Financial France S.A.S.

PACCAR Financial Italia Srl (j)	Italy	PACCAR Financial Italia Srl

PACCAR Financial Limited (j)	United Kingdom	PACCAR Financial Limited

PACCAR Financial Nederland B.V. (j)	Netherlands	PACCAR Financial Nederland B.V.

(a)                      The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary.

(b)                     A wholly-owned subsidiary of PACCAR Holding B.V.

(c)                      A wholly-owned subsidiary of DAF Trucks, N.V.

(d)                     A wholly-owned subsidiary of PACCAR Trucks U.K. Ltd., an England and Wales corporation which is a wholly-owned subsidiary of PACCAR Holding B.V.

(e)                      A wholly-owned subsidiary of PACCAR Parts,U.K. Limited

(f)                        A wholly-owned subsidiary of PACCAR Financial Services Corp.

(g)                     A wholly-owned subsidiary of PACCAR Financial Services Ltd.

(h)                     A wholly-owned subsidiary of PACCAR Sales North America, Inc.

(i)                         A wholly-owned subsidiary of PACCAR Financial Europe B.V.

(j)                         A wholly-owned subsidiary of PACCAR Financial Holdings Europe B.V.